   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1996
                                                   REGISTRATION NO. 33-_________
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                            ------------------

                                 FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           NU-KOTE HOLDING, INC.
               (Exact name of issuer as specified in charter)

                DELAWARE                                16-1296153
     (State or other jurisdiction                      (IRS Employer
   of incorporation or organization)                Identification No.)

          17950 PRESTON ROAD
    SUITE 690, LB 21, DALLAS, TEXAS                        75252
(Address of principal executive offices)                 (Zip Code)

          NU-KOTE HOLDING, INC. DEFERRED STOCK COMPENSATION PLAN
                          (Full title of the plan)

                            ------------------

                            ANTHONY G. SCHMECK
                                SECRETARY
                            17950 PRESTON ROAD
                             SUITE 690, LB 21
                            DALLAS, TEXAS 75252
                   (Name and address of agent for service)
                              (214) 250-2785
         (Telephone number, including area code, of agent for service)

                            ------------------

                                 COPY TO:
                             ALAN JACOBS, ESQ.
                         MCGLINCHEY STAFFORD LANG
                  A PROFESSIONAL LIMITED LIABILITY COMPANY
                           2777 STEMMONS FREEWAY
                                SUITE 925
                           DALLAS, TEXAS 75207

                      CALCULATION OF REGISTRATION FEE
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- -------------------------------------------------------------------------------
                                             PROPOSED   PROPOSED
                                              MAXIMUM    MAXIMUM
        TITLE OF                  AMOUNT     OFFERING   AGGREGATE   AMOUNT OF
     SECURITIES TO                TO BE      PRICE PER   OFFERING  REGISTRATION
     BE REGISTERED              REGISTERED     SHARE      PRICE        FEE
- -------------------------------------------------------------------------------
Class A Common Stock,
$.01 par value(1)..............  75,000(2)   $810,750    $10.81      $280 (3)
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

(1) Each share includes a preferred share purchase right under the Rights Agreement, dated as of May 19, 1994, as amended.

(2) Based upon the maximum number of shares estimated to be issued pursuant to elections made pursuant to the Nu-kote Holding, Inc. Deferred Stock Compensation Plan.

(3) Computed pursuant to Rules 457(c) and 457(h) solely for the purpose of determining the registration fee, based upon the average of the high and low sales price of Nu-kote Holding, Inc. Class A Common Stock on September 25, 1996, as quoted on the NASDAQ--National Market System.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                   PART II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     Incorporated by reference in this Registration Statement are the following documents heretofore filed by Nu-kote Holding, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed;

     (b)  All other reports filed by the Company pursuant to Section 13(a) or
          Section 15(d) of the Exchange Act since the end of the fiscal year covered by the prospectus referred to in paragraph (a) above;

     (c) The description of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description; and

     (d) The description of the Company's Preferred Share Purchase Rights, contained in a registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     Not applicable.

Item 6.   Indemnification of Directors and Officers

     The Company, as a Delaware corporation, is empowered by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Article VI of the Company's Bylaws provides for indemnification by the Company of its directors and officers to the full extent permitted by the DGCL. Pursuant to Section 145 of the DGCL, the Company has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

     Pursuant to specific authority granted by Section 102 of the DGCL, Article FIFTH of the Company's Amended and Restated Certificate of Incorporation contains the following provision regarding limitation of liability of directors:

          "(d) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Certificate of Incorporation shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit."

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

Exhibit
  No.     Description of Exhibit
- -------   ----------------------
  4.1 Amended and Restated Certificate of Incorporation of Nu-kote Holding, Inc. ("Holding") (incorporated herein by reference to Exhibit 3(a) of Amendment No. 1, as filed with the Commission on August 24, 1992 ("Amendment No. 1") to Holding's Registration Statement on Form S-1 (File No. 33-481012), filed with the Commission on May 22, 1992 ("Holding's 1992 Form S-1")).

Exhibit
   No.   Description of Exhibit
- -------  ----------------------

  4.2 Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated August 4, 1994 (incorporated herein by reference to Exhibit 3.1(a) of Holding's Annual Report on Form 10-K for the year ended March 31, 1995 (File No. 0-20287) ("Holding's 1995 Form
         10-K")).

  4.3 Certificate of Designations of Holding, dated May 19, 1994 (incorporated herein by reference to Exhibit 3.1(b) of Holding's 1995 Form 10-K).

  4.4    Certificate of Increase of Holding, dated February 10,
         1995 (incorporated herein by reference to Exhibit 3.1(c) of Holding's 1995 Form 10-K).

  4.5 Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated September 7, 1995 (incorporated herein by reference to Exhibit 4.5 of Holding's Registration Statement on Form S-8 (File No. 33-97396), filed with the Commission on September 28,
         1995).

  4.6 Bylaws of Holding (incorporated herein by reference to Exhibit 3.2 of Holding's 1995 Form 10-K).

  4.7 Form of Stock Certificate for Class A Common Stock, par value $.01 per share (incorporated herein by reference to Exhibit 4(c) of Amendment No. 2 as filed with the Commission on September 18, 1992 ("Amendment No. 2") to
         Holding's 1992 Form S-1).

  4.8 Form of Stock Certificate for Class B Common Stock, par value $.01 per share (incorporated herein by reference to Exhibit 4(d) of Amendment No. 2 to Holding's 1992 Form
         S-1).

  4.9    Rights Agreement, dated as of May 19, 1994, between
         Holding and Chemical Bank (incorporated herein by reference to Exhibit 1 to Holding's Form 8-A, as filed with the Commission on May 20, 1994).

  4.10 Amendment No. 1 to Rights Agreement, dated as of November 15, 1994, between Holding and Chemical Bank (incorporated herein by reference to Exhibit 2 of Holding's Form 8-A/A, as filed with the Commission on February 24, 1995).

Exhibit
   No.   Description of Exhibit
- -------  ----------------------
  4.11 Registration Rights Agreement, dated as of February 24, 1995, between Holding, Pelikan Holding AG, Pelikan, Inc., Caribonum, Limited., Pelikan GmbH and Pelikan International Handelsgesellschaft mbH & Co, KG (Hanover) (incorporated herein by reference to Exhibit E to Annex A of Holding's Definitive Proxy Statement, as filed with the Commission on February 10, 1995).

  5.1 Opinion of McGlinchey Stafford Lang, A Professional Limited Liability Company.

 23.1 Consent of McGlinchey Stafford Lang, A Professional Limited Liability Company (filed herewith as part of Exhibit 5.1 hereto).

 23.2    Consent of Coopers & Lybrand.

ITEM 9. UNDERTAKINGS

        (a)  RULE 415 OFFERING.  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration
        Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) SUBSEQUENT EXCHANGE ACT DOCUMENTS. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) INDEMNIFICATION. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 30, 1996.


                                       NU-KOTE HOLDING, INC.


                                       By: /s/ DAVID F. BRIGANTE
                                           ------------------------------------
                                           David F. Brigante
                                           Chairman of the Board
                                           and Chief Executive Officer



                                       By: /s/ ANTHONY G. SCHMECK
                                           ------------------------------------
                                           Anthony G. Schmeck
                                           Senior Vice President-Finance
                                           Corporate Controller and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURES                  TITLE                     DATE
         ----------                  -----                     ----
 /s/ THEODORE BARRY
- --------------------------   Director                      September 30, 1996
     Theodore Barry


- --------------------------   Director                      September   , 1996
     Donald A. Bolke

 /s/ DAVID F. BRIGANTE       Chairman of the Board         September 30, 1996
- --------------------------   and Chief Executive
     David F. Brigante       Officer

         SIGNATURES                  TITLE                     DATE
         ----------                  -----                     ----

 /s/ RICHARD C. DRESDALE     Director                      September 30, 1996
- --------------------------
     Richard C. Dresdale


- --------------------------   Director                      September   , 1996
     Brian D. Finn

 /s/ HUBBARD C. HOWE
- --------------------------   Director                      September 30, 1996
     Hubbard C. Howe

 /s/ DANIEL M. KERRANE       Director, Executive           September 30, 1996
- --------------------------   Vice President and
     Daniel M. Kerrane       Chief Financial Officer

 /s/ JOHN P. ROCHON          Director                      September 30, 1996
- --------------------------
     John P. Rochon

                               INDEX TO EXHIBITS
                                                                    SEQUENTIAL
EXHIBIT NO.            DESCRIPTION OF EXHIBIT                       PAGE NUMBER
- -----------            ----------------------                       -----------
    4.1 Amended and Restated Certificate of Incorporation of Nu-kote Holding, Inc. ("Holding") (incorporated herein by reference to Exhibit 3(a) of Amendment
               No. 1, as filed with the Commission on August 24, 1992 ("Amendment No. 1") to Holding's Registration
               Statement on Form S-1 (File No. 33-481012), filed with the Commission on May 22, 1992 ("Holding's
               1992 Form S-1")).

    4.2 Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated August 4, 1994 (incorporated herein by reference to Exhibit 3.1(a) of Holding's Annual Report on Form 10-K for the year ended March 31, 1995 (File No. 0-20287) ("Holding's 1995 Form 10-K")).

    4.3        Certificate of Designations of Holding, dated
               May 19, 1994 (incorporated herein by reference to Exhibit 3.1(b) of Holding's 1995 Form 10-K).

    4.4        Certificate of Increase of Holding, dated
               February 10, 1995 (incorporated herein by reference to Exhibit 3.1(c) of Holding's 1995 Form 10-K).

    4.5 Certificate of Amendment to Amended and Restated Certificate of Incorporation, dated September 7, 1995 (incorporated herein by reference to Exhibit 4.5 of Holding's Registration Statement on Form S-8 (File No. 33-97396), filed with the Commission on September 28, 1995).




                                    (i)

                                                                    SEQUENTIAL
EXHIBIT NO.            DESCRIPTION OF EXHIBIT                       PAGE NUMBER
- -----------            ----------------------                       -----------

    4.6 Bylaws of Holding (incorporated herein by reference to Exhibit 3.2 of Holding's 1995
               Form 10-K).

    4.7        Form of Stock Certificate for Class A Common
               Stock, par value $.01 per share (incorporated herein by reference to Exhibit 4(c) of Amendment
               No. 2 as filed with the Commission on September 18, 1992 ("Amendment No. 2") to Holding's 1992
               Form S-1).

    4.8        Form of Stock Certificate for Class B Common
               Stock, par value $.01 per share (incorporated herein by reference to Exhibit 4(d) of Amendment
               No. 2 to Holding's 1992 Form S-1).

    4.9 Rights Agreement, dated as of May 19, 1994, between Holding and Chemical Bank (incorporated herein by reference to Exhibit 1 to Holding's Form 8-A, as filed with the Commission on May 20, 1994).

    4.10       Amendment No. 1 to Rights Agreement, dated as of
               November 15, 1994, between Holding and Chemical
               Bank (incorporated herein by reference to Exhibit 2 of Holding's Form 8-A/A, as filed with the Commission on February 24, 1995).



                                   (ii)

                                                                    SEQUENTIAL
EXHIBIT NO.            DESCRIPTION OF EXHIBIT                       PAGE NUMBER
- -----------            ----------------------                       -----------

    4.11       Registration Rights Agreement, dated as of
               February 24, 1995, between Holding, Pelikan
               Holding AG, Pelikan, Inc., Caribonum, Limited., Pelikan GmbH and Pelikan International Handelsgesellschaft mbH & Co, KG (Hanover) (incorporated herein by reference to Exhibit E to Annex A of Holding's Definitive Proxy Statement, as filed with the Commission on February 10, 1995).

    5.1 Opinion of McGlinchey Stafford Lang, A Professional Limited Liability Company.

    23.1 Consent of McGlinchey Stafford Lang, A Professional Limited Liability Company (filed herewith as part of Exhibit 5.1 hereto).

    23.2       Consent of Coopers & Lybrand.



                                  (iii)